Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                Banta Corporation
             (Exact name of registrant as specified in its charter)

             Wisconsin                                    39-0148550
    (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                  225 Main Street
                Menasha, Wisconsin                       54952
     (Address of principal executive offices)          (Zip Code)


                            Banta Hourly 401(k) Plan
                            (Full title of the plan)

           Ronald D. Kneezel                            Copy to:
    Vice President, General Counsel
              and Secretary                          Jay O. Rothman
           Banta Corporation                        Foley & Lardner
            225 Main Street                    777 East Wisconsin Avenue
        Menasha, Wisconsin 54952               Milwaukee, Wisconsin 53202
             (414) 751-7777
(Name, address and telephone number, including area
      code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    Maximum       Maximum
        Title of        Amount      Offering     Aggregate      Amount of
     Securities to      to be        Price       Offering     Registration
     be Registered    Registered   Per Share       Price           Fee

    Common Stock,      200,000     $43.00(1)   $8,600,000(1)     $2,966
     $.10 par value     shares

    Common Stock       200,000        (2)           (2)            (2)
    Purchase Rights     rights


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Banta Corporation Common Stock as reported on The Nasdaq Stock Market on February 23, 1996.
   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in
   Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

          The following documents filed by Banta Corporation (the "Company") or the Banta Hourly 401(k) Plan (the "Plan") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, which includes certified financial statements as of and for the year ended December 31, 1994.

          2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994.

          3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated
   April 13, 1972, as amended by the Company's filings on Form 8, dated
   July 31, 1972 and August 4, 1986, and Form 8A/A, dated November 10, 1994, and any other amendment or report filed for the purpose of updating such description.

          4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated November 5, 1991, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.     Description of Securities.

          Not applicable.

   Item 5.     Interests of Named Experts and Counsel.

          The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin. Bernard S. Kubale, a partner in the firm of Foley & Lardner, is a director of the Company. As of February 21, 1996, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, including Mr. Kubale, beneficially owned 11,138 shares of the Company's Common Stock and accompanying Common Stock Purchase Rights.

   Item 6.     Indemnification of Directors and Officers.

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.     Exemption from Registration Claimed.

          Not Applicable.

   Item 8.     Exhibits.


          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit
      No.                Exhibit

    (4.1)       Banta Hourly 401(k) Plan

    (4.2)       Banta Hourly 401(k) Plan Trust

    (4.3) Restated Articles of Incorporation, as amended, of Banta Corporation (incorporated by reference to
                Exhibit 19(b) to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3,
                1993)

    (4.4) Rights Agreement, dated as of October 29, 1991, between Banta Corporation and Firstar Trust Company (f/k/a First Wisconsin Trust Company) (incorporated by reference to Exhibit 4.1 to Banta Corporation's Current Report on Form 8-K, dated as of October 29,
                1991)

    (5)         Opinion of Foley & Lardner

    (23.1)      Consent of Arthur Andersen LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

          The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.     Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menasha, and State of Wisconsin, on this 27th day of February, 1996.

                              BANTA CORPORATION



                              By:   /s/ Donald D. Belcher
                                   Donald D. Belcher
                                   Chairman of the Board, President and
                                   Chief Executive Officer


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Donald D. Belcher and Ronald D. Kneezel, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Signature                          Title                   Date


     /s/ Donald D. Belcher     Chairman of the Board,    February 27, 1996
    Donald D. Belcher          President, Chief
                               Executive Officer and
                               Director

     /s/ Gerald A. Hensler     Executive Vice            February 27, 1996
    Gerald A. Henseler         President, Chief
                               Financial Officer and
                               Director


     /s/ Robert A. Kreider              Treasurer        February 27, 1996
    Robert A. Kreider


     /s/ Jameson A. Baxter              Director         February 27, 1996
    Jameson A. Baxter


     /s/ George T. Brophy               Director         February 27, 1996
    George T. Brophy


                                        Director
    William J. Cadogan


     /s/ Richard L. Gunderson           Director         February 27, 1996
    Richard L. Gunderson

     /s/ Bernard S. Kubale              Director         February 27, 1996
    Bernard S. Kubale


                                        Director
    Donald Taylor


     /s/ Allan J. Williamson            Director         February 27, 1996
    Allan J. Williamson

          The Plan.      Pursuant to the requirements of the Securities Act
   of 1933, Banta Corporation, in its capacity as the Plan Administrator of the Banta Hourly 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menasha, and State of Wisconsin, on this 27th day of February, 1996.


                              BANTA CORPORATION,
                              as Plan Administrator of the
                              Banta Hourly 401(k) Plan



                              By:   /s/ Ronald D. Kneezel
                                   Ronald D. Kneezel
                                   Vice President, General Counsel
                                     and Secretary

                                  EXHIBIT INDEX

                            BANTA HOURLY 401(k) PLAN


     Exhibit No.               Exhibit


        (4.1)      Banta Hourly 401(k) Plan

        (4.2)      Banta Hourly 401(k) Plan Trust

        (4.3) Restated Articles of Incorporation, as amended, of Banta Corporation (incorporated by reference to Exhibit 19(b) to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3, 1993)

        (4.4) Rights Agreement, dated as of October 29, 1991, between Banta Corporation and Firstar Trust Company (f/k/a First Wisconsin Trust Company) (incorporated by reference to Exhibit 4.1 to Banta Corporation's Current Report on Form 8-K, dated as of October 29, 1991)

         (5)       Opinion of Foley & Lardner

        (23.1)     Consent of Arthur Andersen LLP

        (23.2)     Consent of Foley & Lardner (contained in
                   Exhibit 5 hereto)

         (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)